AMENDMENT TO THE 2021 RETENTION AGREEMENT

The following is an Amendment to the 2021 Retention Agreement (the “Amendment”), by and between [NAME] (referred to as “you,” or “your”) and ADES, Inc. (the “COMPANY”).
This Amendment will become effective on the date you return an electronically signed copy of the Amendment to the COMPANY provided it is returned no later than 12:00 p.m. Mountain Time on May 8, 2022 (the “Return Date”). If you do not return the signed Amendment to the COMPANY by the Return Date, this offer will expire.
RECITALS
WHEREAS, In May 2021, you and the COMPANY entered into a Retention Agreement providing you with certain benefits for remaining employed with the COMPANY through a certain date (the “Retention Agreement”).
WHEREAS, there continue to be important customer and corporate initiatives the COMPANY wants to complete and you have been identified as an important contributor to assist the COMPANY to complete its business objectives and delivery obligations, and
WHEREAS, in order to meet the COMPANY’s objectives and delivery obligations and to recognize your contribution to COMPANY, you and the COMPANY are willing to enter into this Amendment.
WHEREFORE, for good and valuable consideration, you and the COMPANY hereby agree as follows:
1.Section 4 of the Definitions shall be deleted and replaced with the following:
4. “Retention Date” means January 18, 2023.
2.Provision 9.a. of the Retention Agreement shall be deleted and replaced in its entirety with the following:
9.a. If you are employed in accordance with the terms of the Retention Agreement: (i) on August 31, 2022, the COMPANY will pay you 40% off the Retention Pay described in the Retention Agreement as a lump sum in the amount of $[XXX]; (ii) upon completion of the Retention Period, the COMPANY will pay you 60% of the Retention Pay described in the Retention Agreement as a lump sum in the amount of $[XXX]; and (iii) and upon completion of the Retention Period, the COMPANY will pay you an amount equal to % of the two amounts immediately above, a lump sum in the amount of $[XXX]. All compensation paid to you, whether pursuant to this paragraph or otherwise, shall be subject to applicable tax withholdings and payroll deductions.
3.This Amendment constitutes a written amendment to the Retention Agreement pursuant to Section 12 of the Retention Agreement.
4.You and the COMPANY agree that this Amendment is strictly limited to the terms herein, that all provisions in the Retention Agreement not modified by this Amendment remain in full force and effect, and that this Amendment will be interpreted and enforced in accordance with the terms of the Retention Agreement.

In order to accept this Amendment, you electronically sign the Amendment by 12:00 p.m. Mountain Time on May 8, 2022. You understand that if you do not return this Amendment signed by you to the COMPANY by this date, this offer will expire.
I have carefully read all aspects of this Amendment and the Retention Agreement. I execute the Amendment voluntarily, fully understanding and accepting all provisions of the Amendment and the Retention Agreement in their entirety and without reservation after having had sufficient time and opportunity to consult with my legal advisors prior to executing this Amendment.

EMPLOYEE	ADA-ES, Inc.

By:
NAME	[Authorized Signatory]

Date:	Date: